    As filed with the Securities and Exchange Commission on November 10, 1999
                                                      Registration No. 333-_____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                              ---------------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              ---------------------

                         AUSTIN FUNDING.COM CORPORATION
             (Exact name of registrant as specified in its charter)


                  NEVADA                                       74-2923677
(State or other jurisdiction of incorporation)     (IRS Employer Identification No.)

823 CONGRESS AVENUE, SUITE 515, AUSTIN, TEXAS                     78701
 (Address of principal executive offices)                       (Zip Code)


                         AUSTIN FUNDING.COM CORPORATION
                      1999 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)


                              Jack A. Selman, Esq.
                               Selman & Munson, PC
                         111 Congress Avenue, Suite 1000
                               Austin, Texas 78701
                     (Name and address of agent for service)

                   Office: (512) 505-5955; FAX: (512) 505-5956
          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                     AMOUNT TO BE        PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
    TITLE OF SECURITIES TO BE         REGISTERED     OFFERING PRICE PER SHARE  AGGREGATE OFFERING PRICE  REGISTRATION FEE
           REGISTERED
---------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01
per share                             2,000,000               $1.00                   $2,000,000               $600
===========================================================================================================================

* Estimated in accordance with Rule 457(h), solely for the purpose of calculating the registration fee. Based upon the exercise price at which such outstanding options to purchase shares of the common stock under the options may be exercised.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Austin Funding.com Corporation 1999 Stock Option and Incentive Plan (the "Plan") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

         Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.           Incorporation of Documents by Reference.

         The following documents previously filed by Austin Funding.com Corporation (the "Company" or the "Registrant") with the Commission are hereby incorporated by reference in this Registration Statement:

                  (a) the Registrant's Registration Statement on Form 10-SB (the "Registration Statement") (File No. 000-26815) filed with the Commission on July 23, 1999 and all amendments or reports filed for the purpose of updating such description;

                  (b) all other reports filed by the Company pursuant to Section 12 or 15(d) of the Exchange Act since the end of the fiscal year covered by Registration Statement referred to above;

                  (c) the description of the common stock, par value $0.01 per share, of the Registrant contained in Registration Statement and all amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the Prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

         The Company shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to Glenn
A. LaPointe, President, Austin Funding.com Corporation, 823 Congress Avenue, Suite 515, Austin, Texas 78701, telephone number (512) 481-8000.

         All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.           Description of Securities.

         Not applicable.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.

Item 6.           Indemnification of Directors and Officers.

         The Bylaws provide for indemnification of the directors and officers of the Company to the fullest extent permitted by applicable state law, as then in effect. The indemnification rights conferred by the Bylaws are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may purchase liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers. The SEC has taken the position that the provisions discussed in this section do not eliminate the monetary liability of directors or officers under the Federal securities laws.

         The Articles of the Company waive the personal liability of a director or officer for damages for breach of fiduciary duty except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Section 78.300 of the Nevada General Corporation Law ("NGCL"), which concerns the unlawful payment of distributions to stockholders.

         While the Articles provide directors and officers with protection from awards for monetary damages for breaches of their duty of care, they do not eliminate such duty. Accordingly, the Articles will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's or officer's breach of his or her duty of care.

         The Company does not currently carry insurance insuring the directors and officers of the Company against losses for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty by the directors and officers in the discharge of their duties.

Item 7.           Exemption from Registration Claimed.

         The Company has relied upon Section 4(2) of the Securities Act and Rule 701 promulgated thereunder with respect to restricted securities to be reoffered or resold pursuant to this Registration Statement.

Item 8.           Exhibits.

Regulation                                                                              Reference to Prior
SB Exhibit                                                                            Filing or Exhibit Number
  Number        Document                                                                  Attached Hereto
----------      -------                                                               ------------------------
4               Austin Funding.com Corporation 1999 Stock Option and Incentive     1999 Stock Option and Incentive
                Plan, form of Incentive Stock Option Agreement and form of         Plan was filed as part of the
                Non-Qualified Stock Option Agreement                               Registration Statement on Form
                                                                                   10-SB filed by the Company as
                                                                                   amended (File No. 000-26815), and
                                                                                   incorporated herein by reference.

                                                                                   Form of Incentive Stock Option
                                                                                   Agreement and Form of Non-Qualified
                                                                                   Stock Option Agreement are attached
                                                                                   as Exhibit 4.

5               Opinion of Selman & Munson, P.C.                                   Attached as Exhibit 5

15              Letter of Sprouse & Winn L.L.P. regarding unaudited interim        Attached as Exhibit 15
                financial statement information

23.1            Consent of Selman & Munson, P.C.                                   Attached as Exhibit 23.1

23.2            Consent of Sprouse & Winn, L.L.P.                                  Attached as Exhibit 23.2

24              Power of Attorney                                                  Contained on Signature Page

Item 9   Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on November 10, 1999.

                                        AUSTIN FUNDING.COM CORPORATION




                                        By: /s/ GLENN A. LAPOINTE
                                            ------------------------------------
                                            Glenn A. LaPointe, President
                                            (Duly Authorized Representative)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Glenn A. LaPointe, his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all said attorney-in-fact and agents or their substitutes or substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                                Title                                                    Date
---------                                -----                                                    ----
/s/ GLENN A. LAPOINTE                    President, Chairman of the Board, Executive Officer
------------------------------           and Director (Principal Executive Officer)                11/10/99
Glenn A. LaPointe

/s/ TERRY G. HARTNETT
------------------------------           Chief Financial Officer and Director                      11/10/99
Terry G. Hartnett

/s/ BRADLEY J. FARLEY
------------------------------           Director                                                  11/10/99
Bradley J. Farley

/s/ GLENN G. FARLEY
------------------------------           Director                                                  11/10/99
Glenn G. Farley

/s/ L. H. HARDY, JR.
------------------------------           Director                                                  11/10/99
L. H. Hardy, Jr.

/s/ SHANNON D. STEWART
------------------------------           Officer and Director                                      11/10/99
Shannon D. Stewart

/s/ KAREN R. HELLER
------------------------------           Officer and Director                                      11/10/99
Karen R. Heller

/s/ JENNIFER ANN V. BULLOCK
------------------------------           Officer and Director                                      11/10/99
Jennifer Ann V. Bullock

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                           --------------------------


                                    EXHIBITS

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933


                           --------------------------


                         AUSTIN FUNDING.COM CORPORATION


================================================================================

                                  EXHIBIT INDEX


Exhibit
Number          Description
------          -----------
4               Austin Funding.com Corporation 1999 Stock Option and Incentive
                Plan, form of Incentive Stock Option Agreement and form of
                Non-Qualified Stock Option Agreement

5               Opinion of Selman & Munson, P.C.

15 Letter of Sprouse & Winn, L.L.P. regarding unaudited interim financial statement information

23.1            Consent of Selman & Munson, P.C.

23.2            Consent of Sprouse & Winn, L.L.P.

24              Power of Attorney